October 1, 1997



Brian F. Sullivan
Chief Executive Officer
Recovery Engineering, Inc.
2229 Edgewood Avenue South
Minneapolis, MN  55246





Dear Brian:

      Reference is made to that certain Securities Purchase Agreement (as amended, the "Securities Purchase Agreement"), dated as of July 19, 1996, between Recovery Engineering, Inc. (the "Company") and GS Capital Partners II, L.P., GS Capital Partners II Offshore, L.P., Goldman, Sachs & Co. Verwaltungs GmbH, Stone Street Fund 1996, L.P. and Bridge Street Fund 1996, L.P. (collectively, the "GS Entities"), as amended by Amendment No. 1 to the Securities Purchase Agreement, dated March 31, 1996, between the Company and the GSCP Entities and by that certain letter agreement, dated as April 14, 1997, between the Company and the GS Entities. Capitalized terms not defined herein shall have the respective meanings given to them in the Securities Purchase Agreement.

      The GS Entities agree that, notwithstanding Section 6.1(a) of the Securities Purchase Agreement, solely during the Company's fiscal year ending December 31, 1997 (the "1997 Fiscal Year"), the Company and its Subsidiaries may permit to exist Indebtedness not to exceed $15 million on a consolidated basis. The Company agrees and acknowledges that, except as specifically provided in the foregoing sentence, the Company shall be required to be in compliance at all times with the provisions of Section 6.1(a) of the Securities Purchase Agreement.

      Please execute this letter and the enclosed copy in the space indicated below and return the enclosed copy to us.



                                GS CAPITAL PARTNERS II, L.P.

                                By: GS Advisors, L.P., its general partner

                                By: GS Advisors, Inc., its general partner


                                By:  /s/Richard A. Friedman
                                     --------------------------------------
                                     Name:  Richard A. Friedman
                                     Title: President


                                GS CAPITAL PARTNERS II OFFSHORE, L.P.

                                By: GS Advisors II (Cayman), L.P., its general
                                    partner

                                By: GS Advisors II, Inc., its general partner


                                By:  /s/Richard A. Friedman
                                     --------------------------------------
                                     Name:  Richard A. Friedman
                                     Title: President


                                GOLDMAN, SACHS & CO. VERWALTUNGS GmbH


                                By:  /s/Richard A. Friedman
                                     --------------------------------------
                                     Name:  Richard A. Friedman
                                     Title: Managing Director

                                By:  /s/Joseph Gleberman
                                     --------------------------------------
                                     Name:  Joseph Gleberman
                                     Title: Managing Director


                                STONE STREET FUND 1996, L.P.

                                By: Stone Street Empire Corp., its general
                                    partner


                                By:  /s/Richard A. Friedman
                                     --------------------------------------
                                     Name:  Richard A. Friedman
                                     Title: Vice President


                                BRIDGE STREET FUND 1996, L.P.

                                By: Stone Street Empire Corp., its managing
                                    general partner


                                By:  /s/Richard A. Friedman
                                     --------------------------------------
                                     Name:  Richard A. Friedman
                                     Title: Vice President

Agreed to and accepted
as of the date first above written

RECOVERY ENGINEERING, INC.


By:  /s/Brian F. Sullivan
     ------------------------------
     Name:  Brian F. Sullivan
     Title: Chief Executive Officer

cc:  Eric O. Madson